                                                                       Exhibit 1

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                                RIGHTS AGREEMENT


                            Dated as of July 1, 2000


                                     Between


                              POLAROID CORPORATION


                                       And


                               FLEET NATIONAL BANK

                                 As Rights Agent

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                                Table of Contents

                                                                                                  PAGE

Section 1.      Certain Definitions..................................................................1

Section 2.      Appointment of Rights Agent.........................................................14

Section 3.      Issue of Right Certificates.........................................................14

Section 4.      Form of Right Certificates..........................................................17

Section 5.      Execution, Countersignature and Registration........................................18

Section 6.      Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                Destroyed, Lost or Stolen Right Certificates........................................18

Section 7.      Exercise of Rights; Expiration Date of Rights.......................................19

Section 8.      Cancellation and Destruction of Right Certificates..................................22

Section 9.      Reservation and Availability of Preferred Shares....................................22

Section 10.     Preferred Shares Record Date........................................................23

Section 11.     Adjustment of Number and Kind of Shares and the Purchase Price......................24

Section 12.     Certificate of Adjustment...........................................................33

Section 13.     Consolidation, Merger or Sale or Transfer of Major Part of Assets...................34

Section 14.     Additional Covenants................................................................38

Section 15.     Fractional Rights and Fractional Shares.............................................38

Section 16.     Rights of Action....................................................................40

Section 17.     Transfer and Ownership of Rights and Right Certificates.............................41

Section 18.     Right Certificate Holder Not Deemed a Stockholder...................................41

Section 19.     Concerning the Rights Agent.........................................................42

Section 20.     Merger or Consolidation or Change of Rights Agent...................................43


                                       i

Section 21.     Duties of Rights Agent..............................................................44

Section 22.     Change of Rights Agent..............................................................46

Section 23.     Issuance of New Right Certificates..................................................48

Section 24.     Redemption and Termination..........................................................49

Section 25.     Notice of Certain Events............................................................55

Section 26.     Notices.............................................................................55

Section 27.     Supplements and Amendments..........................................................56

Section 28.     Successors..........................................................................57

Section 29.     Benefits of This Rights Agreement; Determinations and Actions by the Board of
                Directors, etc......................................................................57

Section 30.     Severability........................................................................58

Section 31.     Governing Law.......................................................................58

Section 32.     Counterparts........................................................................58

Section 33.     Descriptive Headings................................................................59



Exhibit A       Certificate of Designation

Exhibit B       Form of Right Certificate

Exhibit C       Form of Summary of Rights

                             RIGHTS AGREEMENT dated as of July 1, 2000, between
                   POLAROID CORPORATION, a Delaware corporation (the "Company"), and FLEET NATIONAL BANK, a national banking association, as Rights Agent (the "Rights Agent"). The Board of Directors
of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $1 per share, of the Company (the "Common Stock") outstanding on July 1, 2000 (the "Record Date"), and has authorized the issuance of one right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); PROVIDED, HOWEVER, that Rights may be issued with respect to Shares (as hereinafter defined) that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or Expiration Date in accordance with the provisions of Section 23 of this Rights Agreement. Each Right initially representing the right to purchase one one-hundredth (1/100th) of a share of Series B Participating Cumulative Preferred Stock, par value $1 per share, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A.

                   Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                   Section 1. CERTAIN DEFINITIONS. For purposes of this Rights Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary or any employee benefit or stock ownership plan of the

Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such plan.

                  Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Rights Agreement, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, and such Person, as promptly as practicable divested or divests himself or itself of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Rights Agreement. In addition to the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding. Notwithstanding the immediately preceding sentence, (a) if a Person shall become the Beneficial Owner of 20% or more but less than 25% or more of the Common Shares then outstanding by reason of such share acquisitions by the Company, such Person shall be deemed to be an "Acquiring Person" if such Person thereafter becomes the Beneficial Owner of any additional Common Shares unless upon the consummation of the acquisition of such additional Common Shares such Person does not own 20% or more of the

Common Shares then outstanding and (b) a Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 25% or more of the Common Shares then outstanding unless such Person, as promptly as practicable divested or divests himself or itself of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be the Beneficial Owner of 25% or more of the Common Shares then outstanding, subject to the limitations regarding the acquisition of additional Common Shares by such Person set forth in clause (a) of this sentence. The phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (b) "Affiliate" and "Associate," when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of this Agreement.

         (c)      "Affiliate Merger" shall have the meaning set forth in clause
(i) of Section 11(e) of this Rights Agreement.

         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

         (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

         (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than rights issuable under this Rights Agreement), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company;

         (e) "Book Value" when used with reference to Common Shares issued by any Person shall mean the amount of equity of such Person applicable to each Common Share, determined (i) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (ii) using all the consolidated assets and all the consolidated liabilities of such person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a Business Combination and (iii) after giving effect to (A) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, which is less than such Book Value before giving effect to such exercise or conversion, (B) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date and (C) any other agreement, arrangement or understanding (written or oral), or transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

         (f)      "Business Combination" shall have the meaning set forth in
Section 13(a) of this Rights Agreement.

         (g) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

         (h) "Certificate of Designation" shall mean the Certificate of Designation of Series B Participating Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of Preferred Stock of the Company, a copy of which is attached to this Rights Agreement as Exhibit A.

         (i) "Close of Business" on any given date shall mean 5:00 p.m., Eastern Time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

         (j) "Common Shares" when used with reference to the Company prior to a Business Combination shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; PROVIDED, HOWEVER, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

         (k) "Common Stock" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

         (l) "Company" shall have the meaning set forth in the heading of this Rights Agreement; PROVIDED, HOWEVER, that if there is a Business Combination, "Company" shall have the meaning set forth in Section 13(b) of this Rights Agreement.

         (m) "Completion Merger" shall mean a merger between the Company and either the Person who becomes an Acquiring Person by virtue of a tender offer meeting all the requirements of the exception contained in Section 11(e)(ii)(C) or any Affiliate of such Person so long as (i) such merger was publicly contemplated by such Person or such Affiliate at the time of such tender offer and is completed within 90 days after the final expiration of such tender offer and (ii) as a result of such merger each outstanding Common Share and each share of all other classes or series of outstanding capital stock of the Company (other than shares owned by such Person or any Affiliate or Associate thereof and other than shares as to which appraisal rights under Delaware law have been duly exercised) are converted into the right to receive, per share, cash in an amount at least equal to the cash, per share, paid pursuant to such tender offer.

         (n) The term "control," with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         (o) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was a member of the Board of Directors of the Company prior to the Share Acquisition Date, and any successor to a Disinterested Director who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was recommended for election or elected to succeed the Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors of the Company.

         (p)      "Distribution Date" shall have the meaning set forth in
Section 3(a) of this Rights Agreement.

         (q) "Equivalent Shares" shall mean Preferred Shares and any other class or series of capital stock of the Company which is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 of this Rights Agreement, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole Common Share shall be deemed to be one share.

         (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         (s) "Expiration Date" shall have the meaning set forth in Section 24(g)7(a) of this Rights Agreement.

         (t) "Insider Shares" shall have the meaning set forth in Section 24(f) of this Rights Agreement.

         (u) "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets (i) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (ii) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (iii) accounting for 50% or more of the total amount of net income of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

         (v) "Market Value" when used with reference to Common Shares or Equivalent Shares on any date shall be deemed to be the average of the daily closing prices, per share, of such Common Shares or Equivalent Shares for the 30 consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that in the event that the Market Value of such Common Shares or Equivalent Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares or Equivalent Shares of any dividend, distribution or other action of the type described in paragraph (a), (b), (c) or (d) of Section 11 of this Rights Agreement that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares or Equivalent Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common

Shares or Equivalent Shares. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to a security listed or admitted to trading on a national securities exchange or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such Trading Day the applicable securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of such securities selected by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such securities, the fair value of such securities on such Trading Day shall mean the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons).

         (w) "Offer" shall have the meaning set forth in Section 24(e) of this Rights Agreement.

         (x) "Offer Date" shall have the meaning set forth in Section 24(c) of this Rights Agreement.

         (y) "Offeror" shall have the meaning set forth in Section 24(e) of this Rights Agreement.

         (z) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.


         (aa) "Preferred Shares" shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

         (bb) "Principal Party" shall mean the Surviving Person in a Business Combination; PROVIDED, HOWEVER, that if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

         (cc) "Purchase Price" with respect to each Right shall mean $200, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

         (dd) "Record Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

         (ee) "Redemption Date" shall mean the time when the Rights are ordered to be redeemed as provided in Section 24(b) of this Rights Agreement or when the redemption of the Rights becomes effective pursuant to Section 24(c) of this Rights Agreement.

         (ff) "Redemption Price" shall mean the price required to be paid upon the redemption of the Rights as provided in Section 24(a) of this Rights Agreement.

         (gg) "Registered Common Shares" shall mean Common Shares which are, as of the date of consummation of a Business Combination, and have been continuously registered under Section 12 of the Exchange Act during the preceding 12 months.

         (hh) "Resolution" shall have the meaning set forth in Section 24(c) of this Rights Agreement.

         (ii) "Right Certificate" shall mean a certificate evidencing a Right in substantially the form attached as Exhibit B to this Rights Agreement.

         (jj) "Rights" shall mean the rights to purchase Preferred Shares as provided in this Rights Agreement.

         (kk) "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         (ll) "Share Acquisition Date" shall mean the first date of public disclosure by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

         (mm) "Special Meeting" shall have the meaning set forth in Section 24(c) of this Rights Agreement.

         (nn) "Stockholder Rights Plan Committee" shall have the meaning set forth in Section 24(g).

         (oo) "Subsidiary" shall mean a Person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

         (pp)     "Summary of Rights" shall have the meaning set forth in
Section 3(b) of this Rights Agreement.

         (qq) "Surviving Person" shall mean (1) the Person which is the continuing or surviving Person in a consolidation or merger specified in clause
(i) or (ii) of Section 13(a) of this Rights Agreement or (2) the Person to which the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in clause (iii) of Section 13(a) of this Rights Agreement; PROVIDED, HOWEVER, that if the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in clause (iii) of Section 13(a) of this Rights Agreement to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

         (rr) "Trading Day" shall mean a day on which the principal national securities exchange on which any shares or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares or Rights in question are not listed or admitted to trading on any national securities exchange, a Business Day.

         (ss)     "Triggering Event" shall have the meaning set forth in clause
(ii) of Section 11(e) of this Rights Agreement.

         (tt) "Voting Power" when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

         (uu) "Voting Stock" shall mean the Common Stock and any other capital stock of the Company entitled to vote generally in the election of directors of the Company, disregarding votes that may be cast only by one class or series of stock (other than Common Stock and any other class or series of stock to the extent that such other class or series is entitled to vote together as one class with the Common Stock) upon the happening of a contingency.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who prior to the Distribution Date shall also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents); PROVIDED, HOWEVER, the Rights Agent shall have no duty to supervise, and shall in no event be liable, for the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine:

         Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Subject to the second sentence of this Section 3(a), until the earliest of (i) the Close of Business on the tenth calendar day after the Share Acquisition Date, (ii) the occurrence of any Triggering Event or (iii) the Close of Business on the tenth calendar day after the date of the commencement of, or first public disclosure of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for 30% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the

Close of Business on the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights, including the right to receive Right Certificates as herein provided, will be transferable only in connection with the transfer of Common Shares. With respect any Distribution Date to be determined pursuant to clause (iii) of this Section 3(a), the Board of Directors of the Company, prior to the Close of Business on such date, may from time to time, pursuant to a resolution approved by a majority of the Disinterested Directors, postpone the occurrence of such Distribution Date to a later date which is certain or determined upon the occurrence of one or more events; PROVIDED, HOWEVER, such Distribution Date may not be postponed by the Board of Directors of the Company pursuant to this sentence to a date which is later than the earlier of any Distribution Date determined pursuant to clause (i) or clause
(ii) of this Section 3(a). As soon as practicable after the Distribution Date, the Rights Agent will send, by first class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for

Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates for the Common Shares with or without a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         (c) Certificates for Common Shares issued after the Record Date, but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of July 1, 2000 (the "Rights Agreement"), between Polaroid Corporation and Fleet National Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Polaroid Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Polaroid Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or by any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         Section 4. FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 23 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein.

         (b)      Notwithstanding any other provision of this Rights Agreement,
(i) any Right Certificate issued pursuant to Section 3(a) hereof that represents Rights known by the Company to be beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) any Right Certificate issued at any time upon the transfer of any Right to an Acquiring Person or Person known by the Company to be an Affiliate or an Associate of an Acquiring Person or to any Person known by the Company to be a nominee of such Acquiring Person, Affiliate or Associate, and (iii) any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend;

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. The Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

         Section 5. EXECUTION, COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer of the Company.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. (a) Subject to the provisions of

Section 15 hereof, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS. (a) Each Right shall entitle the registered holder thereof, upon the exercise thereof as provided herein, to purchase, for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the Expiration Date or (ii) the Redemption Date, one one-hundredth (1/100th) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13 of this Rights Agreement.

         (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each one one-hundredth (1/100th) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 15 hereof.

         (e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall become null and void upon the occurrence of an Affiliate Merger or a Triggering Event and any holder of any such Right (including any subsequent holder), whether or not the Right Certificate contains the legend described in Section 4(b) of this Rights Agreement, shall not have any right to exercise any such Right under this Rights Agreement from and after the occurrence of an Affiliate Merger or a Triggering Event.

         (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this
Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF PREFERRED SHARES. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

         (c) So long as the Preferred Shares issuable upon the exercise of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

         Section 11. ADJUSTMENT OF NUMBER AND KIND OF SHARES AND THE PURCHASE PRICE. The number and kind of shares subject to purchase upon the exercise of each Right and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

         (a) In the event at any time after the date of this Rights Agreement and prior to the Distribution Date the Company shall (i) declare a dividend, or make a distribution, on its Common Shares payable in Common Shares,
(ii) subdivide (by stock split or otherwise) or split the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by reverse stock split or otherwise) or consolidate its outstanding Common Shares into a smaller number of Common Shares, then, in each such event, (1) the number of Preferred Shares issuable upon exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination, shall be adjusted so that the number of Preferred Shares thereafter issuable upon exercise of each Right shall equal the result obtained by multiplying the number of Preferred Shares issuable upon exercise of each Right at such time by a fraction, the numerator of which shall be the total number of Rights outstanding immediately prior to such time and the denominator of which shall be the total number of Rights outstanding immediately following such time, and (2) the Purchase Price in effect at such time shall be adjusted so that the Purchase Price thereafter shall equal the result obtained by multiplying the Purchase Price in effect immediately prior to such time by the fraction referred to in the preceding clause (1).

                  (b) In the event at any time after the date of this Rights Agreement the Company shall (i) declare a dividend or make a distribution, on its outstanding Preferred Shares payable in Preferred Shares, (ii) subdivide (by stock split or otherwise) or split the outstanding Preferred Shares into a larger number of Preferred Shares, (iii) combine (by a reverse stock split or otherwise) the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification or change of the outstanding Preferred Shares (including any such reclassification or change in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, the number and kind of shares of capital stock issuable upon the exercise of each Right at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, for the Purchase Price, the aggregate number and kind of shares of capital stock which such holder would have owned and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification if such holder had exercised such Right immediately prior to such time.

         (c) If at any time after the date of this Rights Agreement the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the Market Value of such Common Shares or Equivalent Shares on such record date, then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one one-hundredths (1/100ths) of a Preferred Share obtained by multiplying the number of one one-hundredths (1/100ths) of a Preferred Share issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the number of Common

Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of one one-hundredths (1/100ths) of a Preferred Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

         (d) If at any time after the date of this Rights Agreement the Company shall fix a record date for the making of a distribution to all holders of the Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular cash dividend theretofore paid on the Common Shares), evidences of indebtedness, assets, securities (other than Common Shares or Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(c)), then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one one-hundredths (1/100ths) of a Preferred Share obtained by multiplying the number of one one-hundredths (1/100ths) of a Preferred Share issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the Market Value of such Common Shares or Equivalent Shares on the record date and the denominator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such subscription rights, options or warrants applicable to one Common Share or Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of one one-hundredths (1/100ths) of a Preferred Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

         (e) (i) If any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and all the Common Shares shall remain outstanding and unchanged (such merger or combination being herein referred to as an "Affiliate

Merger") then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Common Shares as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths (1/100ths) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date of the occurrence of such merger or combination. The Company shall not consummate any Affiliate Merger unless upon such consummation it shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(e)(i).

         (ii)     If any of the events described in the following clauses (A),
(B), (C) or (D) of this subparagraph (e)(ii) (each such event being herein referred to as a "Triggering Event") shall occur:

         (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly (1) shall, in one or more transactions, transfer any assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of capital stock of the Company or any Subsidiary of the Company or for securities exercisable for or convertible into shares of capital stock of the Company or any Subsidiary of the Company or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of capital stock of the Company or any Subsidiary of the Company or securities exercisable for or convertible into shares of capital stock of the Company or any Subsidiary of the Company (other than as part of a pro rata distribution or offer to all holders of Common Shares or an issuance upon conversion of convertible securities of the Company or any of its Subsidiaries that were not acquired from the Company or any of its Subsidiaries), (2) shall, in one or more transactions, sell, purchase, lease, exchange, mortgage, pledge or transfer to or with, or acquire from, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm's-length negotiation with an unaffiliated third party, (3) shall engage in any transaction with the Company involving the sale, purchase, lease, exchange, mortgage, pledge or transfer (in one transaction or a series of transactions), other than incidental to the lines of business currently engaged in as of the date hereof by the Company and such Acquiring Person or Associate or Affiliate, of assets having an aggregate fair market value of more than $25,000,000, (4) shall receive any compensation from the Company or any Subsidiaries of the Company other than compensation for full-time employment as a regular employee at rates in accordance with past practices of the Company or Subsidiaries of the Company or (5) shall receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any Subsidiaries of the Company, unless any such transactions described in this subparagraph (e)(ii)(A) shall have been approved in advance by a majority of the Disinterested Directors or by the holders of 80% or more of the then outstanding Common Shares beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates;

         (B) during such time as there is an Acquiring Person, there shall be (1) any reclassification of securities of the Company, including any reverse stock split, (2) any recapitalization of the Company, (3) any merger or consolidation of the Company with any of its Subsidiaries or (4) any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Associate or Affiliate of any Acquiring Person, unless any such reclassification, recapitalization, merger, consolidation or other transaction shall have been approved in advance by a majority of the Disinterested Directors or by the holders of Common Shares representing 80% or more of the total voting power of the then outstanding Common Shares beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates;

         (C) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms-of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding except if pursuant to an all cash tender offer for all outstanding Common Shares and all other classes or series of outstanding capital stock of the Company, which tender offer prior to the expiration thereof was determined by a majority of the Disinterested Directors to be at a price and on other terms and conditions that are fair and adequate and in the best interest of the Company's stockholders (other than any Person or any Affiliate or Associate thereof on whose behalf such tender offer was made);

         (D) during such time as there is an Acquiring Person, (1) there shall be any reduction in the annual rate of dividends paid on the Common Shares (except as necessary for valid business reasons or to reflect any subdivision of the Common Shares or as required under the laws of the jurisdiction of incorporation of the Company), or (2) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares (except as necessary for valid business reasons or except to the extent such increase in the rate of dividends would be prohibited under the laws of the jurisdiction of incorporation of the Company);

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with terms of this Rights Agreement, such number of one one-hundredths (1/100ths) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths (1/100ths) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date of the occurrence of such Triggering Event.

         (iii) If an event occurs which would require an adjustment under both subparagraph (e)(i) or (e)(ii) of this Section 11 and paragraph (a), (b),
(c) or (d) of this Section 11, the adjustment provided for in paragraph (a),
(b), (c) or (d) of this Section 11 shall be in addition to, and shall be made prior to, any adjustment required pursuant to subparagraph (e)(i) or (e)(ii) of this Section 11; PROVIDED, HOWEVER, that if a single event occurs that represents both an Affiliate Merger or Triggering Event and a Business Combination, the Rights exercisable upon such event shall be exercisable only in a manner set forth in Section 13(a) of this Rights Agreement and no adjustment shall be made pursuant to any paragraph of this
Section 11.

         (f) All calculations under this Section 11 shall be made to the nearest ten-thousandth of a share.

         (g) If as a result of an adjustment made pursuant to Section 11(b) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in paragraphs (a) through (e), inclusive, of this
Section 11 and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (h) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other capital stock relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of shares of capital stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (i) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other shares of capital stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

         (j) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other shares of capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and/or other shares of capital stock or securities of the Company, if any, issuable before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (k) After the occurrence of an Affiliate Merger the number of Common Shares thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 7, 9, 10, 11 and 13 hereof.

         Section 12. CERTIFICATE OF ADJUSTMENT. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF MAJOR PART OF ASSETS.

         (a) In the event that, following the Distribution Date, directly or indirectly, any transactions specified in the following clauses (i), (ii) or
(iii) (each such transaction being herein referred to as a "Business Combination") shall be consummated:

         (i) the Company shall consolidate with, or merge with and into, any other Person;

         (ii) any Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of any other Person or cash or any other property; or

         (iii) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below:

                  (A) If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                  (B) If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, either:

                           (1) such number of Common Shares of the Surviving
                  Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                           (2) such number of Common Shares of the Principal
                  Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

                           (3) if the Principal Party in such Business
                  Combination is an Affiliate of one or more Persons which have Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

                  (b) After consummation of any Business Combination (i) each issuer of Common Shares for which Rights may be exercised as set forth in paragraph (a) of this Section 13 shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (ii) the term "Company" shall thereafter be deemed to refer to such issuer, (iii) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (iv) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 7, 9, 10, 11 and 13 hereof.

                  (c) The Company shall not consummate any Business Combination unless each issuer for which Rights may be exercised, as set forth in paragraph (a) of this Section 13, shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each such issuer shall have:

                  (i) executed and delivered to the Rights Agent a supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Business Combination, such issuer, at its own expense, will:

                           (A) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement io remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                           (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                           (C) use its best efforts to list the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange;

                  (ii) furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

                  (iii) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

                  (d) In the event a Business Combination shall be consummated at any time after the occurrence of an Affiliate Merger or a Triggering Event, the Rights that have not been exercised prior to such time shall thereafter become exercisable in the manner set forth in paragraph (a) of this Section 13.

         Section 14. ADDITIONAL COVENANTS. (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other shares of capital stock for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11 and Section 13 hereof, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

                  (b) The Company covenants and agrees that it shall not effect any Business Combination or Affiliate Merger if at the time of, or immediately after such Business Combination or Affiliate Merger, there are any rights, options, warrants or other instruments of any Person which is a party to such Business Combination or Affiliate Merger outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (c) In the event the nature of the organization of any Person shall preclude or limit the acquisition of Common Shares of such Person upon exercise of the Rights as required by Section 13(a) hereof as a result of a Business Combination, it shall be a condition to such Business Combination that such Person shall take such steps (including, but not limited to, a reorganization) as may be necessary to assure that the benefits intended to be derived under Section 13 hereof upon the exercise of the Rights are assured to the holders thereof.

         Section 15. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Rights listed or admitted to trading on a national securities exchange or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company may, but shall not be required to, issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may elect to (i) utilize a depositary arrangement as provided by the terms of the Preferred Shares or (ii) pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the current market value of one Common Share if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of Section 1(v) of this Rights Agreement) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 16. RIGHTS OF ACTION. (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

         (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

         Section 17. TRANSFER AND OWNERSHIP OF RIGHTS AND RIGHT CERTIFICATES.
(a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

         (b) After the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

         (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section 18. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise provided herein, no holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 19. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 20. MERGER OR CONSOLIDATION OR CHANGE OF RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of, any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         Section 21. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or wilful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Group Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

         Section 22. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 23. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 24. REDEMPTION AND TERMINATION. (a) The Rights may be redeemed by action of the Board of Directors pursuant to subparagraph (b) of this Section 24 or by shareholder action pursuant to subparagraph (c) of this Section 24 and shall not be redeemed in any other manner.

         (b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein referred to as the "Redemption Price").

         (c) (i) In the event the Company receives an Offer (as defined in subparagraph (e) of this Section 24), the Board of Directors of the Company shall call a special meeting of shareholders (the "Special Meeting") for the purpose of voting on a resolution requesting the Board of Directors to accept such Offer, as such Offer may be amended or revised by the Offeror (as defined in subparagraph (e) of this Section 24) from time to time to increase the price per share to be paid to holders of shares of Voting Stock (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall be not less than 90 and not more than 120 days after the later of (A) the date such Offer is received by the Company (the "Offer Date") and (B) the date of any previously scheduled meeting of shareholders to be held within 60 days after the Offer Date; PROVIDED, HOWEVER, that if (x) such other meeting shall have been called for the purpose of voting on a resolution with respect to another offer and (y) the Offer Date shall not be later than 15 days after the date such other Offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting and such meeting shall be deemed to be the Special Meeting; PROVIDED,

HOWEVER, that in any 12 month period the Company shall not be required to hold more than one Annual Meeting and one Special Meeting; and PROVIDED FURTHER, if the Company shall publicly announce that the Board of Directors has determined that it is in the best interests of shareholders actively to seek an alternate transaction so as to obtain greater value for shareholders than that provided by such Offer, then such vote shall be postponed to a meeting called by the Board of Directors which shall occur within 90 days after the date of such announcement. The Board of Directors shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's Certificate of Incorporation and Bylaws and with applicable law. At the Offeror's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; PROVIDED, HOWEVER, that the Offeror shall by written agreement with the Company contained in or delivered with such request have indemnified the Company against any and all liabilities resulting from any statements found to be defamatory, misstatements, misleading statements or omissions contained in the Offeror's proxy soliciting materials and have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material.

         (ii) If at the Special Meeting the Resolution receives the affirmative vote of a majority of the shares of Voting Stock outstanding as of the record date of the Special Meeting, not giving effect to any affirmative votes cast by the Offeror or any of its Affiliates or cast with respect to any Insider Shares, then all of the Rights shall be redeemed by such shareholder action at the Redemption Price, effective immediately prior to the consummation of any tender offer (provided that such tender offer is consummated prior to 60 days after the date of the Special Meeting) pursuant to which any Person offers to purchase all of the shares of Voting Stock held by Persons other than such person and its Affiliates (A) at a price per share equal to or greater than the price contained in the Resolution approved at the Special Meeting and (B) for consideration, the cash proportion of which is equal to or greater than that contained in the Resolution approved at the Special Meeting and non-cash portion of which, if any, is of the same type and on terms no less favorable than that contained in the Resolution approved at the Special Meeting; PROVIDED, HOWEVER, that the Rights shall not be redeemed at any time from and after such time as any Person becomes an Acquiring Person.

         (iii) Nothing contained in this subparagraph (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Offer, or to recommend that holders of shares of Voting Stock reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative Offers or other proposals to the Special Meeting) with respect to any Offer or any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

         (iv) Nothing in this subparagraph (c) shall be construed as limiting or prohibiting the Company or any Offeror from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such Offeror, PROVIDED, HOWEVER, that the holders of Rights shall have the rights set forth in this Rights Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

         (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subparagraph (d) of this Section 24, or upon the effectiveness of the redemption of the Rights pursuant to subparagraph (c) of this Section 24, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to subparagraph (b) or the effectiveness of the redemption of the Rights pursuant to subparagraph (c), as the case may be, the Company shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent, or prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 24, and other than in connection with the purchase of Common Stock and other shares prior to the Distribution Date.

         (e) An "Offer" shall mean a written proposal delivered to the Company by any Person (an "Offeror" which includes any Person controlling such Person), which:

         (i) provides for the acquisition of all of the outstanding shares of Voting Stock held by any Person other than the Offeror and its Affiliates on the same terms for consideration that is at least 80 percent cash;

         (ii) is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the holders of shares of Voting Stock other than the Offeror and its Affiliates and states that the price to be paid to such holders pursuant to the offer is fair to such holders and which includes any written presentation, if one exists, of such firm showing the range of values underlying such conclusion;

         (iii) is accompanied by written financing commitments, subject only to customary conditions which are likely to be fulfilled, from recognized financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Offer together with copies of all written materials, if any exist, prepared by the Offeror for its lenders for use in their credit decision;

         (iv) requests the Company to call a special meeting of the holders of Voting Stock for the purpose of voting on a resolution requesting the Board of Directors to accept such offer and contains a written agreement of the Offeror to pay (or share with any other Offeror) at least one-half of the Company's costs of such special meeting (exclusive of the Company's costs of preparing and mailing proxy material for its own solicitation); provided that the Offeror files the written proposal delivered to the Company as a tender offer pursuant to Section 14(d) of the Exchange Act at least five days prior to the date of mailing by the Company of any proxy statement for the Special Meeting;

         (v) is conditioned upon the commitment of the Offeror to purchase, upon its consummation, a majority of the Voting Stock pursuant to such Offer;

         (vi) such Offer by its terms (a) remains open for at least 20 Business Days after the date of the Special Meeting plus 10 Business Days after any change in price and (b) provides that after its consummation the Offeror commits either to offer to acquire within 30 Business Days all the remaining shares at the same price (for the same amount of cash and other consideration) as paid in the Offer or to initiate within 50 Business Days and consummate promptly thereafter a merger that provides such same price for all remaining shares; and

         (vii) is made by and on behalf of an Offeror which is not a foreign issuer (as defined in Exchange Act Rule 3b-4(b)).

         (f)       Insider Shares shall mean Voting Stock which:

         (i) is owned in his individual capacity by a director of the Company and voted by him as well as any shares whose voting is directed by a director with respect to his ownership of shares held by an employee benefit or stock ownership plan of the Company; or

         (ii) is owned and voted by an employee benefit or stock ownership plan of the Company but not including shares whose voting is directed, directly or indirectly, by participants in such plan provided that such plan provides that voting shall be on a confidential basis (so that the Company shall not be entitled to determine how individual participants vote).

         (g) The Rights shall expire on July 1, 2001 (the "Expiration Date"). Expiration of the Rights shall not affect the authority of the Board of Directors to take any action under subparagraph (c)(iii) hereof or as otherwise permitted by law.

         Section 25. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose (i) to take any action of the type described in paragraph (a), (b), (c) or (d) of Section 11 hereof that would require an adjustment thereunder, (ii) to effect any Business Combination or (iii) to effect the liquidation, dissolution or winding up of the Company, then, in such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify any record date for the purposes of determining any participation therein by the holders of the Preferred Shares, or the date on which such action is to take place and the date of any participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earliest.

         (b) In case an Affiliate Merger or Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Affiliate Merger or Triggering Event, which shall specify the Affiliate Merger and the Triggering Event and the consequences of such Affiliate Merger or Triggering Event to holders of Rights under Section 11(e) hereof.

         Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the

Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Polaroid Corporation
                    784 Memorial Drive
                    Cambridge, Mass.  02139
                    Attention:  Corporate Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                    Fleet National Bank
                    c/o Equiserve Limited Partnership
                    150 Royall Street
                    Canton, MA 02021
                    Attention:  Client Administration

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

         Section 27. SUPPLEMENTS AND AMENDMENTS. At any time prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holder of the Rights (including, without limitation, the date on which the Distribution Date shall occur or any provision of the Certificate of Designation). From and after the Distribution Date and subject to applicable law, the Company and the Rights Agent shall, if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates
(i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement, or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to this Rights Agreement is in compliance with the provisions of this Section 27, the Rights Agent shall execute such supplement or amendment.

         Section 28. SUCCESSORS. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. BENEFITS OF THIS RIGHTS AGREEMENT; DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. (a) Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         (b) The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and power specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of a majority of the Disinterested Directors then in office) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Disinterested Directors to any liability to the holders of the Rights.

         Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. GOVERNING LAW. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions, of this Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       POLAROID CORPORATION,

                                       by  /s/ GARY T. DICAMILLO
                                         ---------------------------------------
                                           Gary T. DiCamillo
                                           Chairman and Chief Executive Officer

Attest:

by  /s/ NEAL D. GOLDMAN
  -------------------------------------
    Neal D. Goldman
    Vice President, General Counsel and
    Secretary

                                       FLEET NATIONAL BANK
                                       as Rights Agent,

                                       by  /s/ TYLER H. HAYNES, III
                                         ---------------------------------------
                                           Name:  Tyler H. Haynes, III
                                           Title: Managing Director


Attest:

by  /s/ ALEXANDER R. WEEDON
  -------------------------------------
    Name:  Alexander R. Weedon
    Title: Account Manager

                                                                      EXHIBIT A


                           CERTIFICATE OF DESIGNATION
                            OF SERIES B PARTICIPATING
                       CUMULATIVE PREFERRED STOCK SETTING
                         FORTH THE POWERS, PREFERENCES,
                             RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS
                                OF SUCH SERIES OF
                                 PREFERRED STOCK
                                       of
                              POLAROID CORPORATION

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Polaroid Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (b) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on May 16, 2000, adopted the following resolution creating a series of Preferred Stock designated as Series B Participating Cumulative Preferred Stock:

         RESOLVED that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         Section 1. DESIGNATION, NUMBER OF SHARES AND PAR VALUE. The shares of such series shall be designated as "Series B Participating Cumulative Preferred Stock" (the "Series B Preferred Stock"). The par value of each share of the Series B Preferred Stock shall be $1. The number of shares initially constituting the Series B Preferred Stock shall be 1,000,000; PROVIDED, HOWEVER, that if more than a total of 1,000,000 shares of Series B Preferred Stock shall be issuable upon the exercise of Rights issued pursuant to the Rights Agreement dated as of July 1, 2000, between the Corporation and Fleet National Bank, as Rights Agent (the "Rights Agreement"), the total number of shares of Series B Preferred Stock authorized to be issued shall be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         Section 2. DIVIDENDS OR DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series B Preferred Stock with respect to dividends, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the date declared by the Board of Directors for the payment of quarterly dividends on the outstanding Common Stock, par value $1 per share, of the Corporation (the "Common Stock") but in no event later than the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Preferred Stock, of $20 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series B Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock, and
(2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding share of Series B Preferred Stock a dividend or distribution in like kind, of the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; PROVIDED, HOWEVER, that if at any time after July 1, 2000, the Corporation shall
(i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock,
(ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER that if at any time after July 1, 2000, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

         (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred

Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series B Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares, which are originally issued after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series B Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the date declared by the Board of Directors for the payment of the quarterly dividend on the outstanding Common Stock but in no event later than March 15, June 15, September 15 or December 15, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series B Preferred Stock shall have been declared.

         (e) The holders of the shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

         (a) Each holder of Series B Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series B Preferred Stock held of record on all matters on which holders of the Common Stock or stockholders generally are entitled to vote.

         (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

         (c) If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Preferred Stock being entitled to cast a number of votes per share of Series B Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series B Preferred Stock in this Section 3.

         (d) Except as provided herein, in Section 11 or by applicable law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

         Section 4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not

           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

           (iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (v) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100 per share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or
(2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         Section 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

         Section 7. NO REDEMPTION; NO SINKING FUND. (a) The shares of Series B Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series B Preferred Stock; PROVIDED, HOWEVER, that the Corporation may purchase or otherwise acquire outstanding shares of Series B Preferred Stock in the open market or by offer to any holder or holders of shares of Series B Preferred Stock.

         (b) The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         Section 8. RANKING. The Series B Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such Series Bnd the qualifications, limitations and restrictions thereof.

         Section 9. FRACTIONAL SHARES. The Series B Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction. At the election of the Corporation prior to the first issuance of a share or a fraction of a share of Series B Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series B Preferred Stock, or (2) any such authorized fraction of a share of Series B Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series B Preferred Stock.

         Section 10. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of paragraph (b) of Article FOURTH of the Certificate of Incorporation.

         Section 11. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class.

         IN WITNESS WHEREOF, Polaroid Corporation has caused this Certificate to be duly executed in its corporate name on this [ ] day of [ ], 2000.

                              POLAROID CORPORATION,

                              by
                                ------------------------------------
                                  Neal D. Goldman
                                  Vice President, General Counsel
                                  and Secretary

                                                                     EXHIBIT B

                           [Form of Right Certificate]


Certificate No. R-                                       _______________ Rights

         NOT EXERCISABLE AFTER JULY 1, 2001, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*/

                                Right Certificate

                              POLAROID CORPORATION

         This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 1, 2000 (the "Rights Agreement"), between Polaroid Corporation, a Delaware corporation (the "Company"), and Fleet National Bank, a national banking association, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., Eastern Time, on July 1, 2001 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth (1/100th) of a fully paid, nonassessable share of Series B Participating Cumulative Preferred Stock, par value $1 per share, of the Company (the "Preferred Shares"), at a purchase price of $200 per one one-hundredth (1/100th) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of July 1, 2000. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         If the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of the Distribution Date or the Share Acquisition Date (as such terms are defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall, under

-----------------------
 */The portion of the legend in brackets shall be inserted only if applicable.

certain circumstances, become null and void upon the occurrence of an Affiliate Merger or a Triggering Event (as such terms are defined in the Rights Agreement) and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right from and after the occurrence of an Affiliate Merger or a Triggering Event.

         This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at a redemption price of $.05 per Right (x) at the option of the Board of Directors at any time prior to such time as any Person becomes an Acquiring Person or (ii) by Shareholder action taken at a Special Meeting with respect to a Resolution relating to an Offer (as such terms are defined in the Rights Agreement).

         The Company may, but shall not be required to, issue fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to utilize a depositary arrangement as provided in the terms of the Preferred Shares.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:

                              POLAROID CORPORATION,

                              by
                                -----------------------------------------------
                                 Gary T. DiCamillo
                                 Chairman and Chief Executive Officer

Attest:

by
  -------------------------------------
   Neal D. Goldman
   Vice President, General Counsel and
   Secretary


Countersigned:


  as Rights Agent,

  by

  -------------------------------------
    Authorized Signature

                     [On Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)

         FOR VALUE RECEIVED----------------------------------------------------
hereby sells, assigns and transfers unto---------------------------------------

-------------------------------------------------------------------------------
                  (Please print name and address of transferee)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:       , 200_

                                        --------------------------------------
                                        Signature

Signature Guaranteed:
                                        --------------------------------------
                                        CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     200_         --------------------------------------
                                        Signature
Signature Guaranteed:

                                     NOTICE

         The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                     [On Reverse Side of Right Certificate]


                          FORM OF ELECTION TO PURCHASE

                    (To be executed by the registered holder
                  if such holder desires to exercise the Rights
                     represented by this Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

-------------------------------------------------------------------------------
                         (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

Dated:                    , 200_        --------------------------------------
                                                     Signature


Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                      , 200_


                                        --------------------------------------
                                                      Signature


Signature Guaranteed:

                                     NOTICE

         The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                SERIES B PARTICIPATING CUMULATIVE PREFERRED STOCK
                             OF POLAROID CORPORATION

         Polaroid Corporation (the "Company") entered into the Rights Agreement dated as of July 1, 2000 with Fleet National Bank as Rights Agent (the
"Rights Agreement"). A summary of the Company's Rights to Purchase Series B Participating Cumulative Preferred Stock follows. Capitalized terms not defined herein shall have their meanings as set forth in the Rights Agreement.

                                SUMMARY OF RIGHTS

    On May 16, 2000, the Board of Directors of the Company declared a dividend, with a record date and distribution date of July 1, 2000, for each share of Common Stock, par value $1 per share, in the form of a Right to purchase one one-hundredth (1/100th) of a share of Series B Participating Cumulative Preferred Stock, par value $1 per share, of the Company (the "Preferred Shares") at a price of $200 (the "Purchase Price"). An identical Right also attaches to all Common Shares issued after the initial dividend disbursement. The Rights expire on July 1, 2001.

    The Rights do not in themselves represent any value separate from the Common Stock and are not exercisable until the occurrence of a "Distribution Date." A Distribution Date is defined as the earlier of (i) the tenth day after the first public disclosure that any person or group (including an Affiliate or Associate of such group) acquired beneficial ownership or the right to acquire ownership of 20% or more of the outstanding Common Stock (such person or group being called an "Acquiring Person"), (ii) the occurrence of any "Triggering Event" or
(iii) ten days after (or such later date as the Board may determine) the commencement or an announcement of an intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership of 30% or more of the outstanding Common Stock. A Triggering Event is generally defined as the earliest date on which an Acquiring Person engages in certain self-dealing transactions with the Company

    A person is deemed to be an Acquiring Person if such person, together with all Affiliates and Associates of such person, directly or indirectly, beneficially owns 20% or more of the outstanding Common Stock. "Affiliate" is defined in the Agreement to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

    Until a Distribution Date, after which the Rights become exercisable, each certificate of Common Stock also represents one Right and is registered in the name of the holders thereof. The Rights trade with the Common Stock and are not required to be evidenced by a separate ownership certificate. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Following a Distribution Date, the Rights will trade separately from the Common Stock, and separate certificates of representation will be issued as soon as practicable. These separate Rights Certificates will thereafter evidence the Rights.

    Rights beneficially owned by holders of 20% or more of the outstanding shares of Common Stock are not exercisable under any conditions and will be null and void upon the occurrence of a Triggering Event.

    After the Distribution Date, the Rights can become valuable under various circumstances in which the payment of the Purchase Price will entitle the holder thereof to more than one fraction of a share of Series B Preferred Stock. A merger or other business combination to which the Company is a party, or the sale, lease, exchange or other transfer (in one or more transaction) of 50% of its assets or assets representing 50% or more of its earning power constitutes such a circumstance. If the Company is the surviving entity in such a transaction, each Right would then entitle the holder to purchase for the Purchase Price Common Stock of the Company with a market value of two times the Purchase Price. If the Company is not the surviving entity in such a transaction, then each Right would entitle the holder to purchase for the Purchase Price capital stock or other securities of the acquiring entity or an affiliate with publicly-traded common shares, having a market value of two times the Purchase Price.

    The Rights also become valuable in the event an Acquiring Person (i) acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, unless pursuant to an all cash tender offer for all outstanding shares of Common Stock determined by a majority of the Disinterested Directors to be at a price and on other terms and conditions that are fair and adequate and in the best interest of the Company's stockholders (other than any Person or any Affiliate or Associate thereof on whose behalf such tender offer was made); or
(ii) engages in certain "self-dealing" transactions with the Company. In the case of either of such events, each Right will thereafter entitle the holder of the Right to purchase for the Purchase Price that number of shares (or fractions thereof) of Series B Preferred Stock equivalent to the number of shares of Common Stock which at the time of the transaction will have a market value of two times the Purchase Price.

    The Rights may be redeemed only in whole, but not in part, at a price of $.05 per Right (the "Redemption Price") by the Board at its option any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the date upon which the Rights expire by terms of the Agreement. However, in the event the Company receives an Offer (as defined below), the Company can only redeem the Rights by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution requesting the Board to accept such Offer and which must be held not less than 90 and more than 120 days after the date the Offer is received. Such shareholder action requires the affirmative vote of a majority of all shares of Common Stock and any other stock entitled to vote in the election of directors and management affairs of the Company, and is effective immediately prior to the consummation of any tender offer consummated within 60 days after the special meeting at a price per share equal to or greater than the price and with terms no less favorable to those contained in the resolution adopted at the special meeting. An "Offer" is defined in the Rights Agreement as a written proposal delivered to the Company by any person which (i) provides for the acquisition of all the outstanding shares of stock entitled to voting rights held by any person other than the Offeror on the same terms for consideration that is at least 80% cash; (ii) is accompanied by a written opinion of a nationally recognized investment banking firm stating that the price to be paid is fair and includes any written presentation showing the range of values underlying such conclusion; (iii) is accompanied by written financing commitments for the full amount of all financing together with all materials used in the credit decision; (iv) requests the Company to call a special meeting and contains the written agreement of the Offeror to pay at least one-half of the Company's costs of such special meeting; (v) is conditioned upon a commitment of the Offeror to purchase a majority of voting stock pursuant to the Offer; (vi) such offer by its terms (a) remains open for at least 20 business days after the special meeting and an additional 10 business days after any change in price and (b) provides that after its consummation the Offeror commits either to offer to acquire within 30 business days all the remaining shares at the same price as paid in the Offer or to initiate within 50 business days and consummate promptly thereafter a merger providing such same price for all remaining shares; and
(vii) is made by and on behalf of an Offeror which is not a foreign issuer. In the determination of the Offer's fairness, the Board retains the authority to reject, advise the shareholders to reject, or take other action in response to the Offer necessary to the exercise of its fiduciary duties.

    Immediately upon shareholder adoption of a resolution approving the Board's acceptance of an Offer, the ability of the Board to redeem the Rights will terminate and the only existing right of a holder shall be to receive the redemption price for the Rights.

    At any time prior to the Distribution Date, the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company may amend the Rights Agreement without the approval of any holders of the Rights to (i) cure any ambiguity or correct any defective provision or (ii) make any other necessary or desirable changes which shall not adversely affect the interests of the holders of the Rights.

    The Rights Agreement contains a limited exception for an inadvertent triggering of the Rights by a third party who has acquired 20% or more of the Company's outstanding Common Stock solely for investment purposes but has no intention of changing or influencing control of the Company. If the Board makes a good faith determination that such person has become an Acquiring Person inadvertently, this exception permits such person to divest itself of a sufficient number of shares as promptly as practicable so that such person will no longer be deemed an Acquiring Person.

    The inadvertent trigger exception also provides that the Company's repurchase and reduction of the number of common shares outstanding that raises the proportion of shares of Common Stock beneficially owned by a person as well as its Affiliates and Associates to more than 20% but less than 25% or more will not cause such person to become an Acquiring Person or require such person to divest itself of any shares and will not trigger the Rights. However, in the event such person thereafter acquires any additional shares resulting in beneficial ownership of 20% or more of the Common Stock then outstanding, such person will trigger the Rights and become an Acquiring Person. Furthermore, if the Company's acquisition of Common Shares causes a Person to beneficially own 25% or more of the then outstanding Common Stock, such Person must divest itself as promptly as practicable of a sufficient number of shares to own less than 25% of the outstanding Common Stock to avoid becoming an Acquiring Person. Such Person will also be subject to prohibitions upon the acquisition of additional Common Shares resulting in beneficial ownership of 20% or more of the outstanding Common Stock.

    This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.